UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017 (April 3, 2017)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 434-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 3, 2017, NN, Inc., a Delaware corporation (the “Company”), certain Company subsidiaries named therein, SunTrust Bank (“SunTrust), JPMorgan Chase Bank, N.A., KeyBank National Association (“KeyBank”) and Regions Bank (“Regions”) entered into that certain Amendment No. 1 to the Amended and Restated Credit Agreement (the “Amendment”), which amended the Company’s existing amended and restated credit agreement, dated as of September 30, 2016, by and among the Company, KeyBank, Regions, and SunTrust and the lenders from time to time party thereto (as amended, the “Amended and Restated Credit Agreement”).

Notably, the Amendment provides for an incremental term loan of an aggregate principal amount of $300.0 million (the “Incremental Term Loan”) as well as amendments to certain definitions and affirmative and negative covenants in the Amended and Restated Credit Agreement. The Incremental Term Loan matures on April 3, 2021. Borrowings under the Incremental Term Loan are based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) a base rate, plus an applicable margin, or (ii) the greater of the London Interbank Offered Rate (“LIBOR”) or 0.75%, plus an applicable margin. The initial applicable margin for all borrowings under the Incremental Loan is 2.75% per annum with respect to base rate borrowings and 3.75% per annum with respect to LIBOR borrowings.

NN used the proceeds of the Incremental Term Loan to repurchase, in a privately negotiated transaction, $250.0 million aggregate principal amount of the Company’s 10.25% Senior Notes due 2020 (the “Senior Notes”).

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As a result of the private repurchase by the Company of all the outstanding Senior Notes as described above, on April 3, 2017, the Company and U.S. Bank National Association, as trustee (the “Trustee”), entered into a satisfaction and discharge (the “Satisfaction and Discharge”) of the Indenture, dated as of October 19, 2015 (the “Indenture”), between the Company and the Trustee. The Satisfaction and Discharge, among other things, discharged the Indenture and the obligations of the Company and the guarantors thereunder. Notwithstanding the Satisfaction and Discharge, certain customary provisions of the Indenture, including those relating to the compensation and indemnification of the Trustee, will survive.

The foregoing description of the Satisfaction and Discharge is qualified in its entirety by reference to the full text of the Satisfaction and Discharge, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

ITEM 3.03.	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.02 of this Current Report on Form 8-K above is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On April 3, 2017, the Company issued a press release, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of April 3, 2017, by and among NN, Inc., certain NN, Inc. subsidiaries named therein, SunTrust Bank, JPMorgan Chase Bank, N.A., KeyBank National Association and Regions Bank

10.2	Satisfaction and Discharge of Indenture, dated April 3, 2017, between NN, Inc. and U.S. Bank National Association, as trustee

99.1	Press Release of NN, Inc. dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2017

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of April 3, 2017, by and among NN, Inc., certain NN, Inc. subsidiaries named therein, SunTrust Bank, JPMorgan Chase Bank, N.A., KeyBank National Association and Regions Bank

10.2	Satisfaction and Discharge of Indenture, dated April 3, 2017, between NN, Inc. and U.S. Bank National Association, as trustee

99.1	Press Release of NN, Inc. dated April 3, 2017.